Exhibit 99.5

UNAUDITED SUPPLEMENTAL NON-GAAP PRO FORMA FINANCIAL MEASURE

Description of the Capri Acquisition

On August 10, 2023, Tapestry, Inc. (the “Company” or “Tapestry”) entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) by and among the Company, Sunrise Merger Sub, Inc., a direct wholly owned subsidiary of Tapestry, and Capri Holdings Limited (“Capri”), which contemplates, among other things and on the terms and subject to the conditions set forth therein, the merger of Merger Sub with and into Capri, with Capri surviving the merger as a wholly owned subsidiary of Tapestry (the “Merger”). Under the terms of the Merger Agreement, Tapestry has agreed to acquire (the “Capri Acquisition”) all of Capri’s ordinary shares issued and outstanding as of immediately prior to the effective time of the Merger (other than (a) Capri’s ordinary shares that are issued and outstanding immediately prior to the effective time of the Merger that are owned or held in treasury by Capri or by Tapestry or any of its direct or indirect subsidiaries and (b) Capri’s ordinary shares that are issued and outstanding immediately prior to the effective time of the Merger that are held by holders who have properly exercised dissenters’ rights in accordance with, and who have complied with, Section 179 of the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands) in cash at a purchase price of $57.00 per share, without interest, subject to any required tax withholding as provided in the Merger Agreement. The transaction values Capri at an enterprise value of approximately $8.5 billion, and is expected to close during calendar year 2024.

Pro Forma Financial Information

The Company has provided unaudited pro forma condensed combined financial statements prepared in accordance with Article 11 of Regulation S-X in Exhibit 99.4 to the Company’s Current Report of Form 8-K filed on November 9, 2023, to which this unaudited supplemental non-GAAP pro forma financial measure is attached.

The unaudited pro forma condensed combined statements of operations for the year ended July 1, 2023 and for the three months ended September 30, 2023 give effect to the Capri Acquisition and related transactions as if they had occurred on July 3, 2022. The unaudited pro forma condensed combined balance sheet as of September 30, 2023, gives effect to the Capri Acquisition and related transactions as if they had occurred on September 30, 2023.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Tapestry would have been had the Capri Acquisition closed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Actual amounts set forth in the unaudited pro forma condensed combined financial statements and in the accompanying notes in Exhibit 99.4 to the Company’s Current Report of Form 8-K are subject to adjustments and may differ at the time of the consummation of the proposed Capri Acquisition and related financing transactions depending on several factors, including finalization of the purchase price, changes in the actual amount of fees and expenses related to the proposed Capri Acquisition and related financing transactions, the actual closing date of the Capri Acquisition, and the outstanding amount of indebtedness at that time. There can be no assurance that the Capri Acquisition or the related financing will be consummated under the terms contemplated or at all and, if consummated, when the closings of such transactions will take place.

Unaudited Supplemental Non-GAAP Pro Forma Financial Measure

Pro forma Adjusted EBITDA

Pro forma Adjusted EBITDA has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The Company defines pro forma Adjusted EBITDA as pro forma net income (loss) prior to interest expense, income taxes, depreciation and amortization, certain non-cash charges that the Company may add back such as stock-based compensation expense and cloud computing amortization, as well as items affecting comparability, including acquisition and integration costs.

The Company believes that excluding certain items from its GAAP results allows management to better understand the Company’s consolidated financial performance from period to period and better project the Company’s future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, the Company believes that these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of its operating performance and enabling them to make more meaningful period-to-period comparisons.

In particular, the Company believes that pro forma Adjusted EBITDA is useful to investors as a means of evaluating operating performance and reflects the Adjusted EBITDA of Tapestry and Capri on a combined basis. Pro forma Adjusted EBITDA is a non-GAAP measure, which is an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP. Non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies.

The Company believes pro forma Adjusted EBITDA:

•
reflects the ongoing business of the combined company in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude certain non-recurring income and expense that do not occur regularly as part of the normal activities;

•	provides useful information in understanding and evaluating the underlying sustainable performance of the combined business across periods; and

•	provides a normalized view of the operating performance of the combined business by excluding items that are either noncash or infrequently occurring in nature.

Following the consummation of the Capri Acquisition, Adjusted EBITDA will be one of the primary measures management of the combined company will use for planning and budgeting processes and to monitor and evaluate financial and operating results.

Adjusted EBITDA is used by different companies for differing purposes and is often calculated in ways that reflects the particular circumstances of those companies. You should exercise caution in comparing this non-GAAP metric reported by us to such metric or other similar metrics as reported by other companies. Adjusted EBITDA is not a measurement of performance under GAAP, and you should not consider this measure as an alternative to net income (loss) determined in accordance with GAAP. This non-GAAP metric does not necessarily indicate whether cash flow will be sufficient or available to meet the Company’s cash requirement and may not be indicative of the Company’s historical operating results, nor is such measure meant to be predictive of the Company’s future results. This non-GAAP metric has limitations as analytical tools, and should not be considered in isolation.

The Company compensates for these limitations by reconciling pro forma Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, in the table below. Pro forma Adjusted EBITDA gives effect to the Capri Acquisition and the related transactions as if they had been consummated on July 3, 2022.

	Pro Forma
	Three Months Ended September 30, 2023	Year Ended July 1, 2023
	Combined
	(Unaudited)
	(in millions)
Pro forma net income (loss)	$176	$731
Adjusted for:
Interest expense, net	140	618
Provision for income taxes	19	(48)
Depreciation and amortization	104	417
Cloud computing amortization (a)	14	45
Stock-based compensation expense (b)	46	283
Acquisition and purchase accounting adjustments affecting comparability:
Acquisition costs (c)	24	49
Inventory fair value adjustment (d)	-	250
Historical items affecting comparability:
Capri historical items affecting comparability (e)	53	165
Pro forma Adjusted EBITDA	$576	$2,510

(a) Represents non-cash amortization expenses relating to the amortization of cloud computing arrangements for each of Tapestry ($13 million and $42 million) and Capri ($1 million and $3 million) for the three months ended September 30, 2023 and the year ended July 1, 2023, respectively.

(b) Represents non-cash stock-based compensation expenses for each of Tapestry ($20 million and $79 million) and Capri ($17 million and $80 million) for the three months ended September 30, 2023 and the year ended July 1, 2023, respectively, as adjusted by incremental compensation expense as a result of the Capri Acquisition of $9 million and $124 million for the three months ended September 30, 2023 and the year ended July 1, 2023, respectively.

(c) Represents charges related to the Capri Acquisition.

(d) Represents inventory purchase accounting adjustments related to the Capri Acquisition.

(e) Includes the following items affecting comparability, and the respective amounts, for the three months ended September 30, 2023 and the year ended July 1, 2023: (i) impairment of assets ($20 million and $36 million, respectively) primarily related to impairment of right-of-use assets and fixed assets of retail stores; (ii) restructuring and other ($0 million and $42 million, respectively), which includes charges recorded in connection with the acquisition of Gianni Versace S.r.l., and foreign currency exchange loss recognized in conjunction with restructuring activities to rationalize certain legal entities within the Capri structure; (iii) Covid-19-related charges ($0 million and $(8) million, respectively); (iv) ERP implementation ($4 million and $21 million, respectively), which represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across the organization; and (v) transformation ($29 million and $77 million, respectively), which represents a multi-year, multi-project initiative extending through fiscal 2026 intended to improve the operating effectiveness and efficiency of the organization by creating best in class shared platforms across the Capri brands and by expanding the digital capabilities. These initiatives cover multiple aspects of the Capri operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure; and (vi) War in Ukraine ($0 million and $(3) million, respectively).

Forward-Looking Statements

This Exhibit contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are based on management’s current expectations, that involve risks and uncertainties that could cause our actual results to differ materially from our current expectations. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “may,” “can,” “continue,” “project,” “should,” “expect,” “confidence,” “goals,” “trends,” “anticipate,” “intend,” “estimate,” “on track,” “future,” “well positioned to,” “plan,” “potential,” “position,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. We assume no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Our actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations due to a number of factors, including, but not limited to:

•	the impact of economic conditions, recession and inflationary measures;

•	the impact of the Covid-19” pandemic;

•	our exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products;

•	our ability to retain the value of our brands and to respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies;

•	our ability to successfully implement the initiatives under our 2025 growth strategy;

•	the effect of existing and new competition in the marketplace;

•	our ability to control costs;

•	the effect of seasonal and quarterly fluctuations on our sales or operating results;

•	the risk of cyber security threats and privacy or data security breaches;

•	our ability to protect against infringement of our trademarks and other proprietary rights;

•	the impact of tax and other legislation;

•	the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products;

•	our ability to achieve intended benefits, cost savings and synergies from acquisitions, including our proposed acquisition of Capri;

•	the impact of pending and potential future legal proceedings; and

•	the risks associated with climate change and other corporate responsibility issues.

These factors are not necessarily all of the factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. A detailed discussion of significant risk factors that have the potential to cause our actual results to differ materially from our expectations is described in “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.